[T REIT, Inc. logo]

Contact: Jill Swartz

T REIT, Inc.

1551 N. Tustin Avenue, Suite 300

Santa Ana, California 92705

714-667-8252 ext. 251

jswartz@nnnrealtyadvisors.com

T REIT, INC. TO FORM LIQUIDATING TRUST

SANTA ANA, CALIFORNIA, June 19, 2007 – T REIT, Inc. (the “Company”) today announced that the Company intends to enter into a liquidating trust agreement (the “Trust Agreement”) on or about July 16, 2007, for the purpose of winding up the Company’s affairs and liquidating its assets. It is currently anticipated that, on or about July 20, 2007, the Company will transfer its then remaining assets to the Trustee (as defined below) of the T REIT Liquidating Trust (the “Liquidating Trust”). The Liquidating Trust will also assume the Company’s then remaining liabilities. As of July 16, 2007 (the “Record Date”), the Company’s stock transfer books will be closed. The formation of the Liquidating Trust is in accordance with the Company’s Plan of Liquidation, which was previously approved by the Company’s shareholders (the “Plan of Liquidation”).

The transfer of the Company’s assets and liabilities to the Liquidating Trust should preserve the Company’s ability to have deducted amounts distributed pursuant to the Plan of Liquidation as dividends and thereby not be subject to federal income tax on such amounts. In addition, the Company expects that the transfer of assets to the trust will enable the Company to reduce the costs associated with public reporting obligations and related audit expenses that may not be applicable to the Liquidating Trust.

Under the terms of the proposed Trust Agreement and the Plan of Liquidation, upon the transfer of the Company’s assets and liabilities to the Liquidating Trust, each shareholder of the Company on the Record Date (each, a “beneficiary”) automatically will become the holder of one unit of beneficial interest in the Liquidating Trust for each share of the Company’s common stock then held of record by such shareholder. After the conversion of shares to units of beneficial interest, all outstanding shares of the Company’s common stock will be deemed cancelled, and the rights of beneficiaries in their beneficial interests will not be represented by any form of certificate or other instrument. Shareholders will not be required to take any action to receive beneficial interests. The Trustee will maintain a record of the name and address of each beneficiary and such beneficiary’s aggregate units of beneficial interest in the Liquidating Trust. Subject to certain exceptions related to transfer by will, intestate succession or operation of law, beneficial interests in the Liquidating Trust will not be transferable, nor will a beneficiary have authority or power to sell or in any other manner dispose of any such beneficial interests. On the date of the conversion, the economic value of each unit of beneficial interest will be equivalent to the economic value of a share of the Company’s common stock.

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In addition, Triple Net Properties, LLC, the holder of a special limited partner interest in the Company’s operating partnership, will agree to a complete redemption of its special limited partner interest in exchange for $1.00. As such, Triple Net Properties, LLC will relinquish its current entitlement, pursuant to the terms of the operating partnership agreement, to 15% of certain distributions made by the Company. After the redemption, the Company will own 100% of the outstanding partnership interests in the operating partnership. The operating partnership will be dissolved in connection with the dissolution of the Company, and all of its assets and liabilities will be distributed to the Company immediately before the transfer to the Liquidating Trust.

It is currently contemplated that the initial trustee (the “Trustee”) of the Liquidating Trust will be W. Brand Inlow, an independent director of the Company and the chairman of the Company’s board of directors. Successor trustees may be appointed to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement. It is expected that from time to time the Liquidating Trust will make distributions of its assets to beneficiaries, but only to the extent that such assets will not be needed to provide for the liabilities (including contingent liabilities) assumed by the Liquidating Trust. No assurances can be given as to the amount or timing of any distributions by the Liquidating Trust.

For federal income tax purposes, on the date the assets and liabilities of the Company are transferred to the Liquidating Trust, each shareholder of the Company as of the Record Date will be treated as having received a pro rata share of the assets of the Company to be transferred to the Liquidating Trust, less such shareholder’s pro rata share of the liabilities of the Company (“net equity”) assumed by the Liquidating Trust. Accordingly, on that date each shareholder should recognize gain or loss in an amount equal to the difference between (x) the fair market value of such shareholder’s pro rata share of the net equity of the Company transferred to the Liquidating Trust, and (y) such shareholder’s adjusted tax basis in the shares of the Company’s common stock held by such shareholder on the Record Date.

The Liquidating Trust is intended to qualify as a “liquidating (grantor) trust” for federal income tax purposes. As such, the Liquidating Trust should not itself be subject to federal income tax. Instead, each beneficiary (formerly shareholder) shall take into account in computing its taxable income, its pro rata share of each item of income, gain, loss and deduction of the Liquidating Trust, regardless of the amount or timing of distributions made by the Liquidating Trust to beneficiaries. Distributions, if any, by the Liquidating Trust to beneficiaries generally should not be taxable to such beneficiaries. The Trustee will furnish to beneficiaries of the Liquidating Trust a statement of their pro rata share of the assets transferred by the Company to the Liquidating Trust, less their pro rata share of the Company’s liabilities assumed by the Liquidating Trust so that they may calculate their gain or loss on the transfer. On a yearly basis, the Trustee also will furnish to beneficiaries a statement of their pro rata share of the items of income, gain, loss, deduction and credit (if any) of the Liquidating Trust to be included on their tax returns.

The state and local tax consequences of the transfer of assets to the Liquidating Trust may be different from the federal income tax consequences of such transfer. In addition, any items of income, gain, loss, deduction or credit of the Liquidating Trust, and any distribution made by the Liquidating Trust, may be treated differently for state and local tax purposes than for federal income tax purposes.

The tax summary above is for general informational purposes only and does not address all possible tax considerations that may be material to a shareholder of the Company and does not

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constitute legal or tax advice. Moreover, it does not deal with all tax aspects that might be relevant to a shareholder of the Company, in light of its personal circumstances, nor does it deal with particular types of shareholders that are subject to special treatment under the federal income tax laws. To ensure compliance with requirements imposed by the Internal Revenue Service, any tax information contained in this press release is not intended or written to be used, and cannot be used, for the purposes of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting marketing or recommending to another party any transaction or matter addressed herein.

Shareholders of the Company are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and distributions, if any, by, the Liquidating Trust.

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This press release contains forward-looking statements that predict or indicate future events that do not relate to historical matters. There are a number of important factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the following: the Liquidating Trust may be unable to consummate sale transactions with respect to some of its assets or such sales may be materially delayed; and the Liquidating Trust may not be able to complete the liquidation in a timely manner or realize proceeds from the sales of assets in amounts that will enable it to provide liquidating distributions to beneficiaries.

You should also read the risk factors that are discussed in periodic reports that we file from time to time with the Securities and Exchange Commission, including the risk factors that are contained in our Form 10-K/A for the year ended December 31, 2006. You should be aware that the risk factors contained in that Form 10-K/A may not be exhaustive.

The Company assumes no obligation to update the forward-looking statements included in this press release. However, if the board of directors of the Company should determine to extend the Record Date beyond July 16, 2007, the Company will issue a press release announcing such date. If you have any questions or require additional information, an investor services representative is available to assist you at (877) 888-7348 ext. 411 or email www.investor-services@1031nnn.com.